EXHIBIT C

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made as of January 14, 2008, by and between Paul Patrizio (“Patrizio”) and Dutchess Private Equities Fund, Ltd.  (“Dutchess” or “Secured Party”) and Robert D. Frawley, Esq., (“Escrow Agent”) (singly a “Party” and cumulatively the “Parties”).

W I T N E S S E T H:

WHEREAS, on June 26, 2007, Dutchess made a loan of one million, three hundred seventy-five thousand dollars ($1.375) to Bedminster National Corp. (“Bedminster” or the “Company”) pursuant to certain terms and conditions in consideration for which the Company issued to Dutchess a Promissory Note (“Note”).

WHEREAS, the Company and its subsidiaries and Dutchess executed a Security Agreement (“Security Agreement”), dated June 26, 2007, providing Dutchess with a security interest in any and all Collateral of the Company.

WHEREAS, on January 14, 2008, the Company and Dutchess executed an Amendment to the Promissory Note and Security Agreement (the Note, Security Agreement, and Amendment are collectively referred to as the “Agreements”).

WHEREAS, on January 14, 2008, Patrizio and Dutchess executed a Share Pledge Agreement, which is incorporated herein,

WHEREAS Patrizio is providing the Shares as security for the obligations and indebtedness of the Company.

WHEREAS, in order to facilitate delivery of shares upon any default of the Agreements and to provide comfort to Dutchess that the shares will be so delivered, Patrizio has agreed to issue and place in escrow 5 million shares of Class A Common Stock and 2.0 million shares of Class B Common Stock (“Shares”), to be held and released in accordance with the terms of this Agreement; and

WHEREAS, Patrizio and Dutchess have requested that the Escrow Agent hold the Shares in escrow pursuant to the terms of this Agreement, and the Escrow Agent has agreed to so act.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1            The Parties hereby agree to have Robert D. Frawley, Esq. act as Escrow Agent whereby the Escrow Agent shall hold the Shares in accordance with the terms of this Agreement, and the Escrow Agent has accepted such appointment.

1.2            Patrizio shall immediately deliver to the Escrow Agent certificates representing the Shares in his name, the stock powers with a signature guarantee, and a transfer letter to the transfer agent, attached as Exhibit A to the Share Pledge Agreement, authorizing transfer of the Shares and stock powers to Dutchess in the Event of Default.

1.3            Upon the Escrow Agent’s receipt of the Shares, the Escrow Agent shall immediately notify Dutchess and Patrizio.

1.4            The Escrow Agent shall then hold the Shares at his office pending receipt of a notice of default from Dutchess.

1.5            Upon receipt by the Escrow Agent of a notice of default from Dutchess, the Escrow Agent shall promptly notify Patrizio and send all Shares to Dutchess. A copy of all correspondence with the Escrow Agent shall be provided by the Escrow Agent to the other parties hereto.

1.6            Upon payment in full of all amounts outstanding under the Note, Dutchess shall notify the Escrow Agent of the same, with a copy to Patrizio and the Company. The Escrow Agent shall thereupon promptly deliver the Shares to Patrizio.

1.7 It is understood and agreed that the Shares shall not be delivered to Patrizio unless and until the Note is paid in full.

1.8            This Agreement may be altered or amended only with the consent of all of the Parties hereto. Should any of the Parties attempt to change this Agreement in a manner which, in the Escrow Agent’s discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Parties in writing.  In the case of the Escrow Agent’s resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from the Parties that a successor escrow agent has been appointed, shall be to hold and preserve the Shares that are in his possession.  Upon receipt by the Escrow Agent of said notice from the Parties of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Shares the Escrow Agent shall promptly thereafter transfer all of the Shares held in escrow to said successor escrow agent.  Immediately after said transfer of Shares, the Escrow Agent shall furnish the Parties with proof of such transfer.  The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Parties after notice of resignation or removal shall have been given, unless the same shall be the aforementioned notice from the Parties to transfer the Shares to a successor escrow agent or to return same to the respective Parties.

1.9            The Escrow Agent shall be reimbursed by the Parties for any reasonable expenses incurred in the event there is a conflict between the Parties and the Escrow Agent shall deem it necessary to retain counsel. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith in accordance with the advice of the Escrow Agent’s counsel; and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent’s own gross negligence or willful misconduct. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper Party or Parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorney-at-law shall be conclusive evidence of such good faith.

1.10            The Escrow Agent has made no representations or warranties to Patrizio or Dutchess in connection with this transaction. The Escrow Agent has no liability hereunder to any Party other than to hold the Shares received by Patrizio and to deliver them under the terms hereof. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Shares or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Shares or any part thereof. Each Party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by Dutchess. Dutchess acknowledges and represents that it is not being represented in a legal capacity by Robert D. Frawley, and has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement. Patrizio acknowledges that the Escrow Agent is not rendering personal advice to him with respect to this proposed transaction. Patrizio and Dutchess consent to Robert D. Frawley acting as the Escrow Agent. Patrizio understands that Dutchess and Escrow Agent are relying explicitly on the foregoing provisions contained in this Section in entering into this Agreement.

1.11            The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the Parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

1.12            The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the Parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

1.13            If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary Parties hereto shall join in furnishing such documents.

1.14            It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Shares until such disputes shall have been settled either by mutual written agreement of the Parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Shares and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the Commonwealth of Massachusetts in accordance with the applicable procedure therefor.

ARTICLE 2

MISCELLANEOUS

2.1            No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

2.2            Notices.  Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses, facsimile numbers, and email addresses for such communications shall be:

If to Patrizio to:

Mr. Paul Patrizio
Chief Executive Officer
Bedminster National Corp.
90 Washington Valley Road
Bedminster, NJ 07921
Phone:   908-234-0300
Fax:        908-234-9355
Email:  paul@apogeepartners.com

If to Dutchess to:

Dutchess Private Equities Fund, Ltd.
50 Commonwealth Avenue
Suite 2
Boston, MA 02116
Phone:  617-301-4700
Fax:       617-249-0947
Email:  tsmith@dpef.com

If to Escrow Agent to:

Mr. Robert D. Frawley, Esq.
Law Offices of Robert D. Frawley
64 Maple Avenue
Morristown, NJ 07960
Phone:    973-451-1100
Fax:         973-451-1115
Email:  rdf@law-corp.com

2.2            This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the Parties hereto.

2.3            This Escrow Agreement is the final expression of, and contains the entire agreement between, the Parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the Parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.4.            Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if all the Parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

2.5            Patrizio and Dutchess acknowledge and confirm that they have had the opportunity to consult with their own legal advisors prior to the signing of this agreement.

2.6            The Parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the Commonwealth of Massachusetts. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall be submitted to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association. The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Secured Party’s right to obtain an injunction for a breach of this Agreement from a court of law.

2.7            This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Escrow Agreement, once executed by a Party, may be delivered to the other Parties hereto by telephone line facsimile transmission bearing the signature of the Party so delivering this Escrow Agreement and such copy shall be deemed and original.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the 14th day of January, 2008.

PAUL PATRIZIO.

By:
                Paul Patrizio, individually

DUTCHESS PRIVATE EQUITIES FUND, LTD.

By:
Douglas H. Leighton , Director

ROBERT D. FRAWLEY, ESCROW AGENT

By:
                                                            Robert D. Frawley, Esq.